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                          [Bryan Cave LLP Letterhead]


April 14, 2003

Board of Directors
MEMC Electronic Materials Inc.
501 Pearl Drive (City of O'Fallon)
St. Peters, Missouri 63376

Ladies and Gentlemen:

We have acted as special counsel to MEMC Electronic Materials, Inc., a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 25,000,000 shares of the Company's common stock, $.01 par value (the "Shares") to be offered by the Company and the selling stockholder named in the Registration Statement from time to time pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act. The Company is registering 12,000,000 Shares for sale on its behalf (the "Company Shares") and 13,000,000 Shares for resale on behalf of the selling stockholder (the "Selling Stockholder Shares").

In connection therewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement, certificates of public officials, statements and certificates of officers of the Company and of the selling stockholder named in the Registration Statement, and originals or copies certified to our satisfaction of the Restated Certificate of Incorporation, as amended, and the Restated Bylaws of the Company, minutes of meetings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render the opinions expressed below.

In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatted copies. We have also assumed the due authorization, execution and delivery of all documents.

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April 14, 2003                                                    Bryan Cave LLP
Page 2

Based on the foregoing and in reliance thereon, we are of the opinion that:

     1. The Company has been duly incorporated and is in good standing under the laws of the State of Delaware.

     2. The Selling Stockholder Shares are duly authorized, validly issued, fully paid and non-assessable.

     3. Upon authorization by all necessary corporate action on the part of the Company and upon issuance and delivery of payment for the Company Shares in the manner contemplated by the Registration Statement and by such corporate action, the Company Shares will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is not rendered with respect to any laws other than the laws of the State of Delaware.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Lawyers" in the prospectus filed as a part thereof.

Very truly yours,


/s/ BRYAN CAVE LLP

BRYAN CAVE LLP